SUBSIDIARY GUARANTEE

            GUARANTEE, dated as of March 30, 1998, ("Guarantee") by each person which is a party hereto as set forth on the signature pages hereto (each, a "Guarantor" and, collectively, the "Guarantors"), in favor and for the benefit of CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), having an office at 425 Lexington Avenue, New York, New York 10017, and in its capacity as collateral agent (in such capacities and together with any successors in such capacity, the "Collateral Agent") for the ratable benefit of the lending institutions (the "Banks") from time to time party to the Credit Agreement (as hereinafter defined).

                                R E C I T A L S :

            A. Pursuant to a certain Credit Agreement, dated as of March 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among MORRIS MATERIAL HANDLING, INC. ("MMH"), as a U.S. Borrower, MATERIAL HANDLING, LLC, as a U.S. Borrower (together with MMH, the "U.S. Borrowers"), MORRIS MATERIAL HANDLING LIMITED, as U.K. Borrower (the "U.K. Borrower"), KAVERIT STEEL AND CRANE ULC and MONDEL ULC, as Canadian Borrowers (the "Canadian Borrowers", and together with the U.S. Borrowers and the U.K. Borrower, the "Borrowers"), MMH HOLDINGS, INC. ("Holdings"), CREDIT AGRICOLE INDOSUEZ, as Syndication Agent, BANKBOSTON, N.A., as Documentation Agent, the Banks and CIBC, as Administrative Agent and Collateral Agent for the Banks (together with the Syndication Agent and the Documentation Agent, the "Agents"), the Banks have agreed (i) to make to or for the account of MMH certain Term Loans up to an aggregate principal amount of $55,000,000, to make to or for the account of the U.S. Borrowers certain Acquisition Term Loans up to an aggregate principal amount of $30,000,000 and to make certain Revolving Loans to the Borrowers up to an aggregate principal amount of $70,000,000 and (ii) to make certain Swingline Loans to and to issue certain Letters of Credit for the account of the Borrowers.

            B. It is contemplated that the Borrowers may enter into one or more agreements with one or more of the Banks ("Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of the Borrowers now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

            C. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and a condition to any Bank issuing Letters of Credit or Acceptances under the Credit Agreement or entering into the Interest Rate Agreements

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                                      -2-


that the Guarantors shall have executed and delivered this Guarantee and that this Guarantee shall be in full force and effect.

            D. This Guarantee is given by each Guarantor in favor of the Collateral Agent for its benefit and the benefit of the Banks to guarantee all of the Obligations of the Borrowers in accordance with the terms of the Credit Agreement.

            E. Each Guarantor's obligations hereunder shall be joint and several with the obligations of each other Guarantor hereunder, and shall be secured pursuant to the Security Documents to which such Guarantor is a party.

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby agrees as follows:

            1. Guarantee. (a) To induce the Banks to execute and deliver the Credit Agreement and to make the Loans and issue the Letters of Credit upon the terms and conditions set forth in the Credit Agreement, and in consideration thereof, each Guarantor hereby unconditionally and irrevocably (i) guarantees to the Banks and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) and at all times thereafter of the Obligations of the Borrowers (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
Code); and (ii) agrees to pay any and all reasonable expenses (including reasonable attorneys' fees and disbursements) which may be paid or incurred by the Banks, the Agents or the Collateral Agent in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, each Guarantor under this Guarantee (collectively, the "Guaranteed Obligations").

            (b) Each Guarantor agrees that this Guarantee constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by the Collateral Agent, the Agents or any Bank to any of the security held for payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agents, the Collateral Agent or any Bank in favor of any Borrower or any other Person.

            (c) No payment or payments made by any Guarantor or any other Person or received or collected by the Banks (or the Collateral Agent or Agents on behalf of the Banks) from any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability or obligations of the Guarantors hereunder which shall, notwithstanding any such payment or payments other than payments made to the Banks (or the Collateral Agent or Agents on behalf of the Banks) by any Guarantor or payments received or collected by the Banks (or the Collateral Agent or Agents on behalf of the Banks) from any Guarantor, remain liable for the Guaranteed Obligations until the Guaranteed Obligations are paid in full in Cash or Cash Equivalents, subject to the provisions of Section 1(d) hereof.

            (d) Notwithstanding any other provisions of this Guarantee, the maximum aggregate amount of Guaranteed Obligations which each Guarantor agrees to guarantee pursuant to this Guarantee shall equal the lesser of (i) the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, other than any such contingent liabilities under the Credit Agreement and the other Credit Documents), such excess to be determined on the date of this Guarantee or the date on which, from time to time, such enforcement or realization is effected, whichever is higher and (ii) that amount of Guaranteed Obligations which does not result in a violation of applicable laws relating to fraudulent conveyance, after giving effect to the value of any rights to subrogation, reimbursement, indemnification or contribution (including without limitation rights to contribution from any other Subsidiary Guarantor) whether by agreement or under applicable law. The obligations of each Guarantor hereunder shall be joint and several with the obligations of each other Guarantor hereunder. Subject to the preceding sentences, each Guarantor understands, agrees and confirms that this is a guarantee of payment when due and not of collection and that each Bank may, from time to time, enforce this Guarantee against any Guarantor up to the full amount of the Guaranteed Obligations owed to such Bank without proceeding against any other Credit Party, against any security for the Guaranteed Obligations, against any other guarantor or under any other guarantee covering the Guaranteed Obligations.

            Each Guarantor that makes a payment or distribution under this Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor.

            2. Waiver by Guarantor. Each Guarantor hereby waives absolutely and irrevocably any claim which it may have against any Borrower or any of their respective Affiliates (other than any right to contribution pursuant to Section 1(d) hereof) by reason of any payment to the Agents, Collateral Agent or any

Bank, or to any other Person pursuant to or in respect of this Guarantee, including any claims by way of subrogation, contribution, reimbursement, indemnity or otherwise, until the Guaranteed Obligations are paid in full.

            3. Consent by Guarantor. Each Guarantor hereby consents and agrees that, without the necessity of any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Agents, the Collateral Agent or any Bank may be rescinded by the Banks (or the Agents or Collateral Agent on behalf of the Banks) and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Banks (or the Agents or the Collateral Agent on behalf of the Banks); and the Credit Agreement or any other Credit Document, or other guarantee or documents in connection therewith, or any of them, may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Agents or Collateral Agent on behalf of the Banks) may deem advisable from time to time (in accordance with the terms thereof); and any Guarantee or right of offset or any collateral may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Banks, the Agents nor the Collateral Agent shall have any obligation to protect, secure, perfect or insure any collateral or property at any time held as security for the Guaranteed Obligations or this Guarantee. When making any demand hereunder against any Guarantor, the Agents, the Collateral Agent or the Banks may, but shall be under no obligation to, make a similar demand on any other Credit Party or any such other guarantor, and any failure by the Agents, the Collateral Agent or the Banks to make any such demand or to collect any payments from such other Credit Party or any such other guarantor or any release of such other Credit Party or any such other guarantor or of each Guarantor's obligations or liabilities hereunder shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agents, the Collateral Agent or the Banks against each Guarantor hereunder. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            4. Waivers; Successors and Assigns. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Banks upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between any Guarantor and any other Credit Party, on the one hand, and the Banks, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon any Credit Party or any Guarantor with respect to the Guaranteed Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional Guarantee of payment without regard to the validity, regularity or enforceability of the Credit Agreement, the other Credit Documents, any of the Guaranteed Obligations or any guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Banks and without regard to any defense (other than the defense of payment), set off or counterclaim which may at any time be available to or be asserted by any Credit Party against the Banks, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Guaranteed Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance, and the obligations and liabilities of each Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Banks or any other Person at any time of any right or remedy against any Credit Party or against any other Person which may be or become liable or obligated in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Banks, and their respective successors, indorsees, transferees and assigns permitted under the Credit Agreement (including each holder from time to time of Guaranteed Obligations) until all of the Guaranteed Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full in Cash or Cash Equivalents, notwithstanding that from time to time during the term of the Credit Agreement any Credit Party may be released from all of its Guaranteed Obligations thereunder.

            5. Guarantee Secured. Payment under this Guarantee is secured by pledges, encumbrances and mortgages of Collateral pursuant to applicable Security Documents in accordance with the Credit Agreement. Reference is hereby made to the Credit Agreement and the applicable Security Documents for a description of the Collateral pledged and the right of the respective parties to such property, to secure all the obligations of any Guarantor hereunder which may be party to such documents.

            6. Rights of Set-Off. The Banks, and the Agents and Collateral Agent on behalf of the Banks, are each hereby irrevocably authorized upon the occurrence and during the continuance of an Event of Default without notice to any Guarantor (any such notice being expressly waived by each Guarantor to the extent permitted by applicable law) to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by the Banks to or for the credit or the account of any Guarantor, or any part thereof, in such amounts as the Banks, or the Agents or Collateral Agent on behalf of the Banks, may elect, against and on account of the obligations and liabilities of any Guarantor to the Banks, in any currency, whether arising hereunder or otherwise, as the Banks, or the Agents or Collateral Agent on behalf of the Banks, may elect, whether or not the Banks, or the Agents or Collateral Agent on behalf of the Banks, have made any demand for payment but only to the extent that such obligations, liabilities and claims shall have become due and payable (whether as stated, by acceleration or otherwise). The Banks, or the Agents or Collateral Agent on behalf of the Banks, agree to notify any such Guarantor promptly of any such set-off and the application made by the Banks, or the Agents or Collateral Agent on behalf of the Banks; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks, or the Agents or Collateral Agent on behalf of the Banks, under this Section 6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks, or the Agents or Collateral Agent on behalf of the Banks, may otherwise have.

            7. Effectiveness; Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

            8. Payments of Guaranteed Obligations. Each Guarantor hereby guarantees that the Guaranteed Obligations will be paid for the ratable benefit of the Banks without set-off or counterclaim in lawful currency of the United States of America at the office of the Collateral Agent located at 425 Lexington

Avenue, New York, New York 10017. Each Guarantor shall make any payments required hereunder upon receipt of written notice thereof from the Agents or Collateral Agent or any Bank; provided, however, that the failure of the Agents or Collateral Agent or any Bank to give such notice shall not affect any Guarantor's obligations hereunder.

            9. Default. If (x) any Borrower has failed to pay or perform when due its Guaranteed Obligations or (y) there is an event with respect to any Guarantor that would require or permit the acceleration pursuant to Section 8.04 of the Credit Agreement of any outstanding Loan, or (z) any Guarantor's obligations, if any, under the Credit Agreement are accelerated, then in the case of clause (x) all of the Guaranteed Obligations with respect to the Borrowers and in the case of clause (y) or clause (z) all of the Guaranteed Obligations shall be immediately due and payable by the Guarantors, regardless of whether in the case of clause (x) the payment of the Guaranteed Obligations has been accelerated or in the case of clause (y) or clause (z) the Borrowers are in default with respect to the Guaranteed Obligations.

            10. Representations and Warranties. To induce the Banks to enter into the Credit Agreement and to make Loans and to issue Letters of Credit, each Guarantor represents and warrants to each Bank that the following statements are true, correct and complete on and as of the Closing Date:

            A. Organization and Powers. (a) Such Guarantor is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage. (b) Such Guarantor has duly qualified and is qualified to do business, or as of the Closing Date has taken appropriate steps to qualify, and is in good standing in all jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. (c) Such Guarantor has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own and carry on its businesss as now conducted and as contemplated to be conducted by the Documents, including, without limitation, those in compliance with or required by the Environmental Laws other than such licenses, authorizations, consents and approvals the failure to obtain which has not had and will not have a Material Adverse Effect. (d) Such Guarantor has all authority to enter into each of the Security Documents to which it is or is to be a party and to carry out the transactions contemplated thereby and to execute and deliver this Guarantee.

            B. No Violations. Neither the execution, delivery or performance by such Guarantor of any of the Credit Documents to which it is a party, nor compliance with any of the terms and provisions thereof, nor the consummation of any of the transactions contemplated therein, nor the grant and perfection of the security interests pursuant to the Security Documents (a) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (b) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, or (other than as contemplated by the Security Documents) result in the creation or imposition of (or the obligation to create or impose), any Lien upon any of the property or assets of such Guarantor pursuant to any material contractual obligation or (c) will violate any provision of the organizational documents of such Guarantor.

            C. Approvals. The execution, delivery and performance by such Guarantor of the Credit Documents to which it is, or is to be, a party do not and will not require any registration with, consent or waiver or approval of, or notice to, or other action to, with or by, any Governmental Authority or other Person except filings required for the perfection or maintenance of perfection of security interests granted pursuant to the Security Documents or enforcement of the Liens and remedies provided by the Credit Documents. Except for such filings, all consents and approvals from or notices to or filings with any Governmental Authority or other Person required to be obtained by such Guarantor have been obtained and are in full force and effect except where the failure to obtain such consents or approvals will not result in a Material Adverse Effect and except for filings required to perfect or maintain the perfection of Liens granted by the Credit Documents and filings listed on Schedules 5.06 to the Credit Agreement.

            D. Binding Obligation. This Guarantee constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability whether enforcement is sought by proceedings in equity or at law.

            E. Investment Company. Such Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of such quoted terms is defined or used in the Investment Company Act of 1940, as amended) or subject to any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Credit Document.

            11. Ratable Sharing. The Banks by acceptance of this Guarantee agree among themselves that with respect to all amounts received by them which are applicable to the payment of obligations of any Guarantor under this Guarantee, if the Banks, or the Agents or Collateral Agent on behalf of the Banks, exercise their rights hereunder, including, without limitation, acceleration of the obligations of any Guarantor hereunder, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Banks pro rata based on the relative outstanding Guaranteed Obligations.

            12. Merger. If any Guarantor shall merge into or consolidate with another corporation, or liquidate, wind up or dissolve itself in a transaction not prohibited by the Credit Agreement, or if all of the stock of the Guarantor shall be sold or otherwise disposed of in a manner not prohibited by the Credit Agreement, such Guarantor hereby covenants and agrees, that upon any such merger, consolidation, liquidation, or dissolution, the guarantee given in this Guarantee and the due and punctual performance and observance of all of the covenants and conditions of the Credit Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that such Guarantor is not the surviving corporation in the merger) by supplemental agreements satisfactory in form to the Banks, or the Agents or Collateral Agent on behalf of the Banks, by the corporation or corporations formed by such consolidation, or into which such Guarantor shall have been merged, or by the corporation or corporations which shall have acquired such property unless such sale or transfer is permitted under Section 7.16 or Section 7.17 of the Credit Agreement in which case the Guarantor shall be released from this Guarantee. In addition, such Guarantor shall deliver to the Banks, or the Agents or Collateral Agent on behalf of the Banks, an Officers' Certificate and an opinion of counsel, each stating that such merger, consolidation or transfer and such supplemental agreements comply with this Guarantee and that all conditions precedent herein provided relating to such transaction have been complied with. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation or corporations, by supplemental agreements executed and delivered to the Banks or the Agents or Collateral Agent on behalf of the Banks, and satisfactory in form to the Banks, or the Agents or Collateral Agent on behalf of the Banks, of the guarantee given in this Guarantee and the due and punctual performance of all of the covenants and conditions of the Credit Agreement to be performed by such Guarantor, such successor corporation or corporations shall succeed to and be substituted for such Guaran-tor, with the same effect as if it or they had been named herein as a Guarantor.

            13. No Waiver. (a) No failure to exercise and no delay in exercising, on the part of the Banks, or the Agents or Collateral Agent on behalf of the Banks, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. (b) In the event the Banks, the Agents or the Collateral Agent on behalf of the Banks, shall have instituted any proceeding to enforce any right, power or remedy under this Guarantee by sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Banks, the Agents or the Collateral Agent on behalf of the Banks, then and in every such case, each Guarantor, the Banks, the Agents or the Collateral Agent on behalf of the Banks, and each Bank shall be restored to its respective former position and rights hereunder, and all rights, remedies and powers of the Banks, the Agents or the Collateral Agent on behalf of the Banks, shall continue as if no such proceeding had been instituted.

            14. Notices. All notices, demands, instructions or other communications required or permitted to be given to or made upon any party hereto shall be given in accordance with the provisions of the Credit Agreement and at the address either set forth therein or as provided on the signature page hereof.

            15. Amendments, Waivers, etc. No provision of this Guarantee shall be waived, amended, terminated or supplemented except by a written instrument executed by each Guarantor and the Agents or Collateral Agent, on behalf of the Banks.

            16. Notice of Exercise. Upon exercise of its rights hereunder, the Banks, or the Agents or Collateral Agent on behalf of the Banks, as the case may be, shall provide written notice on the date of such exercise to the Banks, or the Agents or the Collateral Agent on behalf of the Banks, as the case may be, of such exercise; provided, however, that the failure by the Agents, the Collateral Agent, or any of the Banks to provide such written notice shall not in any way relieve any Guarantor of its obligations under this Guarantee.

            17. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            18. CONSENT TO JURISDICTION AND SERVICE PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR WITH RESPECT TO THIS GUARANTEE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTEE. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH GUARANTOR DESIGNATES AND APPOINTS LEXIS DOCUMENT SERVICES, INC., WITH AN ADDRESS AT 150 EAST 58TH STREET, 25TH FLOOR, NEW YORK, NEW YORK 10155, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY ANY GUARANTOR, AFTER WRITTEN NOTICE TO THE AGENT, IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH GUARANTOR AS PROVIDED IN SECTION 14 HEREOF. IF ANY AGENT APPOINTED BY ANY GUARANTOR REFUSES TO ACCEPT SERVICE, SUCH GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY BANK TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

            19. Severability of Provisions. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            20. Headings. The Section headings used in this Guarantee are for convenience of reference only and shall not affect the construction of this Agreement.

            21. Future Advances. This Guarantee shall guarantee the payment of any amounts advanced from time to time pursuant to the Credit Agreement.

            22. Release of Hercules. Upon a determination of the Board of Directors of the Company certified to the Administrative Agent, Hercules shall be deemed released from all obligations un-der this Guarantee without any further action required on the part of the Agents or any Bank.

            23. Counterparts. This Guarantee and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer on the day and year first above written.



                                          MORRIS MATERIAL HANDLING, INC.



                                          By: /s/ Michael Erwin
                                             ----------------------------------
                                              Name:  Michael Erwin
                                              Title: President



                                          MATERIAL HANDLING, LLC



                                          By: /s/ Martin Ditkof
                                             ----------------------------------
                                              Name:  Martin Ditkof
                                              Title: Secretary




                                          CMH MATERIAL HANDLING, LLC



                                          By: /s/  Martin Ditkof
                                             ----------------------------------
                                              Name:  Martin Ditkof
                                              Title: Manager




                                          EPH MATERIAL HANDLING, LLC



                                          By: /s/  Martin Ditkof
                                             ----------------------------------
                                              Name:  Martin Ditkof
                                              Title: Manager

                                          HARNISCHFEGER DISTRIBUTION &
                                          SERVICE LLC



                                          By: /s/  David Smith
                                             ----------------------------------
                                              Name:  David Smith
                                              Title: Manager




                                          HPH MATERIAL HANDLING, LLC



                                          By: /s/  Martin Ditkof
                                             ----------------------------------
                                              Name:  Martin Ditkof
                                              Title: Manager




                                          MORRIS MATERIAL HANDLING, LLC



                                          By: /s/  Martin Ditkof
                                             ----------------------------------
                                              Name:  Martin Ditkof
                                              Title: Manager




                                          MORRIS MECHANICAL HANDLING, INC.



                                          By: /s/  Martin Ditkof
                                             ----------------------------------
                                              Name:  Martin Ditkof
                                              Title: Secretary




                                          MPH CRANE, INC.



                                          By: /s/  Martin Ditkof
                                             ----------------------------------
                                              Name:  Martin Ditkof
                                              Title: Secretary

                                          NPH MATERIAL HANDLING, INC.



                                          By: /s/  Martin Ditkof
                                             ----------------------------------
                                              Name:  Martin Ditkof
                                              Title: Secretary




                                          PHME SERVICE, INC.



                                          By: /s/  Martin Ditkof
                                             ----------------------------------
                                              Name:  Martin Ditkof
                                              Title: Secretary




                                          SPH CRANE & HOIST, INC.



                                          By: /s/  Martin Ditkof
                                             ----------------------------------
                                              Name:  Martin Ditkof
                                              Title: Secretary




                                          HERCULES S.A. DE C.V.



                                          By: /s/  David Smith
                                             ----------------------------------
                                              Name:  David Smith
                                              Title: Director

                                          MHE TECHNOLOGIES, INC.,
                                          as a Guarantor


                                          By: /s/  J.P. Garniewski, Jr.
                                             ----------------------------------
                                              Name:  J.P. Garniewski, Jr.
                                              Title: President

                                          PHMH HOLDING COMPANY,
                                          as a Guarantor


                                          By: /s/  J.P. Garniewski, Jr.
                                             ----------------------------------
                                              Name:  J.P. Garniewski, Jr.
                                              Title: President

                                          MATERIAL HANDLING EQUIPMENT
                                          NEVADA CORPORATION,
                                          as a Guarantor


                                          By: /s/  Patrick C. Dorn
                                             ----------------------------------
                                              Name:  Patrick C. Dorn
                                              Title: President